Exhibit 6.1

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

PromiCell, Inc.,

2023 Equity Incentive Plan:

Stock Option Agreement

The Participant has been granted an option to purchase Shares (the “Option”) of PromiCell, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the PromiCell, Inc. Equity Incentive Plan (the “Plan”), the Notice and this Option Agreement.

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in the Notice and this Option Agreement, the Company grants to the Participant on the “Date of Grant,” as designated in the Notice, this Option to purchase at the Exercise Price the number of Shares set forth in the Notice. The Exercise Price is at least 100% of the Fair Market Value per Share on the Date of Grant (or 110% of Fair Market Value if the Participant is a Ten Percent Stockholder). This Option is intended to be an ISO or an NSO, as provided in the Notice.

(b) $100,000 Limitation. Even if this Option is designated as an ISO in the Notice, it shall be deemed to be an NSO to the extent (and only to the extent) required under Section 422(d) of the Code.

(c) Plan and Defined Terms. This Option is granted pursuant to the Plan, a copy of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Option Agreement by this reference. Capitalized terms not defined herein are defined in the Plan and Section 14 of this Option Agreement. If there is a conflict between the Plan and this Option Agreement, the Plan will govern.

SECTION 2. RIGHT TO EXERCISE.

(a) Exercisability. Subject to Section 2(b) below and the other conditions set forth in this Option Agreement, all or part of this Option may be exercised prior to its expiration in accordance with the Vesting Schedule set forth in the Notice, the applicable provisions of the Plan and this Option Agreement; provided, that the Board may, in its sole discretion, permit early exercise of the Option upon such terms and conditions as the Board specifies.

(b) Stockholder Approval. Any other provision of this Option Agreement notwithstanding, no portion of this Option shall be exercisable at any time prior to the approval of the Plan by the Company’s stockholders.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Option Agreement, this Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Participant or the Participant’s representative may exercise this Option by giving written notice to the Company pursuant to Section 12(c), using the form attached to this Option Agreement in Exhibit A. The notice shall specify the election to exercise this Option, the number of Shares for which it is being exercised and the form of payment. The person exercising this Option shall sign the notice. In the event that this Option is being exercised by the representative of the Participant, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Option. The Participant or the Participant’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Option Purchase Price.

(b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued one or more certificates evidencing the Shares for which this Option has been exercised. Such Shares shall be registered (i) in the name of the person exercising this Option, or (ii) in the names of such person and his or her spouse as community property or as joint tenants with the right of survivorship. The Company shall cause such certificates to be delivered to or upon the order of the person exercising this Option.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax obligations as a result of the exercise of this Option, the Participant, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Participant shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this Option.

(d) Early Exercise. In the event that the Board, in its sole discretion, permits early exercise of the Option, the Participant shall be required to execute and deliver to the Company the Early Exercise Unvested Share Repurchase Agreement, using the form attached to this Option Agreement in Exhibit B, in connection with such early exercise of the Option.

SECTION 5. PAYMENT FOR SHARES.

(a) Cash. All or part of the Option Purchase Price may be paid in cash or cash equivalents.

(b) Surrender of Shares. At the discretion of the Board, all or any part of the Option Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when this Option is exercised.

(c) Exercise/Sale. All or part of the Option Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company. However, payment pursuant to this Section 5(c) shall be permitted only if (i) Common Stock then is publicly traded and (ii) such payment does not violate applicable law.

(d) Net Exercise. At the discretion of the Board, all or part of the Option Purchase Price and any withholding taxes may be paid by the surrender of Shares then issuable upon exercise of the Option, with such Shares valued at their Fair Market Value as of the date when the Option is exercised.

SECTION 6. TERM AND EXPIRATION.

(a) Basic Term. This Option shall in any event expire on the expiration date set forth in the Notice, which date is ten (10) years after the Date of Grant (five (5) years after the Date of Grant if this Option is designated as an ISO in the Notice and the Participant is a Ten Percent Stockholders applies).

(b) Termination of Service (Except by Death or for Cause). If the Participant’s Service Terminates for any reason other than death, then this Option shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (a) above;

(ii) The date three (3) months after the Termination of the Participant’s Service for any reason other than Disability; or

(iii) The date twelve (12) months after the Termination of the Participant’s Service by reason of Disability. The Participant may exercise all or part of this Option at any time before its expiration under the preceding sentence, but only to the extent that this Option had become exercisable before the Participant’s Service Terminated. When the Participant’s Service Terminates, this Option shall expire immediately with respect to the number of Shares for which this Option is not yet vested and exercisable. In the event that the Participant dies after Termination of Service but before the expiration of this Option, all or part of this Option may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired this Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that this Option had become exercisable before the Participant’s Service Terminated.

(c) Death of the Participant. If the Participant dies while in Service, then this Option shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (a) above;

or

(ii) The date twelve (12) months after the Participant’s death. All or part of this Option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Participant’s estate or by any person who has acquired this Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that this Option had become exercisable before the Participant’s death. When the Participant dies, this Option shall expire immediately with respect to the number of Shares for which this Option is not yet exercisable.

(d) Termination for Cause. Upon Participant’s Termination for Cause (as defined in the Plan), the Option will expire on such date of Participant’s Termination Date.

(e) Part-Time Employment and Leaves of Absence. If the Participant commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in the Notice in accordance with the Company’s part-time work policy or the terms of an agreement between the Participant and the Company pertaining to his or her part-time schedule. If the Participant goes on a leave of absence, then the Company may adjust the vesting schedule set forth in the Notice in accordance with the Company’s leave of absence policy or the terms of such leave.

(f) Notice Concerning ISO Treatment. Even if this Option is designated as an ISO in the Notice, it ceases to qualify for favorable tax treatment as an ISO to the extent that it is exercised:

(i) More than three (3) months after the date when the Participant ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code);

(ii) More than twelve (12) months after the date when the Participant ceases to be an Employee by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code); or

(iii) More than three (3) months after the date when the Participant has been on a leave of absence for ninety (90) days, unless the Participant’s reemployment rights following such leave are guaranteed by statute or by contract.

SECTION 7. RIGHT OF FIRST REFUSAL AND RIGHT OF REPURCHASE.

(a) Right of First Refusal. In the event that the Participant proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Option Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If the Participant desires to transfer Shares acquired under this Option Agreement, the Participant shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, state or foreign securities laws. The Transfer Notice shall be signed both by the Participant and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when the Company received the Transfer Notice, the Participant may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, state and foreign securities laws and not in violation of any other contractual restrictions to which the Participant is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within sixty (60) days following the date on which the Company received the Transfer Notice (or within such longer period as specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provides that payment for the Shares is to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 7 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 7.

(d) Termination of Right of First Refusal. Any other provision of this Section 7 notwithstanding, in the event that the Common Stock is readily tradable on an established securities market when the Participant desires to transfer Shares, the Company shall have no Right of First Refusal, and the Participant shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e) Permitted Transfers. This Section 7 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Participant’s Immediate Family or to a trust established by the Participant for the benefit of the Participant and/or one or more members of the Participant’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Option Agreement. If the Participant transfers any Shares acquired under this Option Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Option Agreement shall apply to the Transferee to the same extent as to the Participant.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Option Agreement, the consideration for the Shares to be purchased in accordance with this Section 7, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Option Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Option Agreement.

(g) Assignment of Right of First Refusal. The Board may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 7.

(h) Repurchase Right. Notwithstanding anything to the contrary in the Plan or this Option Agreement, if, at any time prior to the Lapse Date (as defined below), the Participant’s Service Terminates for any reason, the Company shall have the right, but not the obligation, to repurchase any or all Shares acquired under this Option Agreement (the “Repurchase Right”); provided, that, if applicable, notwithstanding the terms of this Section 7(h), if the Participant’s Service Terminates for any reason, any then-unvested shares acquired pursuant to the early exercise of the Option shall be subject to the Repurchase Option set forth in the Early Exercise Unvested Share Repurchase Agreement. The Company, however, may decline to exercise its Repurchase Right or may exercise its Repurchase Right only with respect to a portion of the Shares acquired under this Option Agreement. The Repurchase Right may be exercised pursuant to Subsection (h)(ii) below.

(i) Repurchase Price. If the Participant’s Service is terminated by the Company for Cause, the repurchase price for each Share repurchased pursuant to the Repurchase Right (the “Repurchase Price”) shall be the lesser of (i) the Fair Market Value on the date of repurchase or (ii) the Exercise Price. If the Participant’s Service is terminated other than by the Company for Cause, the Repurchase Price shall be the Fair Market Value on the date of repurchase.

(ii) Exercise of Repurchase Right. If the Company desires to exercise the Repurchase Right, the Company must give written notice to the Participant or his or her transferee of such exercise at any time during the period commencing on the date of Termination and ending on the date which is one hundred and ninety (190) days after the later of (x) the date of Termination and (y) for each Share acquired upon the exercise of the Option, the date on which such Share was acquired. The notice shall set forth the date, time and place the repurchase is to be effected as well as the Repurchase Price; provided that such repurchase shall not occur earlier than six (6) months and one (1) days after the later of the Participant’s receipt of the Shares pursuant to the Option exercise and the termination of the Participant’s Service. Such date shall not be more than thirty (30) days following the date on which the notice is provided to the Participant or his or her transferee. Payment shall be made in cash or cash equivalents and/or by canceling indebtedness to the Company incurred by the Participant in the purchase of the Shares. The certificate(s) representing the Shares being repurchased shall be delivered to the Company upon receipt of payment.

(iii) Termination of Rights as Stockholder. If the Repurchase Right is exercised in accordance with this Section 7 and the Company makes available the consideration for the Shares being repurchased, then the person from whom the Shares are repurchased shall no longer have any rights as a holder of the Shares (other than the right to receive payment of such consideration). Such Shares shall be deemed to have been repurchased pursuant to this Section 7, whether or not the certificate(s) for such Shares have been delivered to the Company or the consideration for such Shares has been accepted.

(iv) Assignment of Repurchase Right. The Board may freely assign the Company’s Repurchase Right, in whole or in part. Any person who accepts an assignment of the Repurchase Right from the Company shall assume all of the Company’s rights and obligations under this Section 7.

(v) Termination of Repurchase Right. The Repurchase Right shall terminate as to any Shares upon the earlier of (A) the first sale of Common Stock of the Company to the general public, or (B) the Company becoming party to an acquisition, merger or consolidation in which the successor corporation has equity securities that are publicly traded (such date, the “Lapse Date”).

SECTION 8. LEGALITY OF INITIAL ISSUANCE.

No Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:

(a) The Company and the Participant have taken any and all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b) Any applicable listing requirement of any stock exchange or other securities market on which Common Stock is listed has been satisfied; and

(c) Any other applicable provision of federal, state or foreign law has been satisfied.

SECTION 9. NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Option Agreement to comply with any law.

SECTION 10. RESTRICTIONS ON TRANSFER OF SHARES.

(a) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(b) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Participant or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Option Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed one hundred and eighty (180) days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in the applicable Financial Industry Regulatory Authority (FINRA) rules and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Option Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (b). This Subsection (b) shall not apply to Shares registered in the public offering under the Securities Act.

(c) Investment Intent at Grant. The Participant represents and agrees that the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

(d) Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Participant shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(e) Legends. All certificates evidencing Shares purchased under this Option Agreement, if any, shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing Shares purchased under this Option Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Option Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(g) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on the Participant and all other persons.

SECTION 11. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 20.a of the Plan, the terms of this Option (including, without limitation, the number and kind of Shares subject to this Option and the Exercise Price) shall be adjusted as set forth in Section 20.a of the Plan. In the event that the Company is a party to a merger or consolidation, this Option shall be subject to the agreement of merger or consolidation, as provided in Section 20.b of the Plan.

SECTION 12. MISCELLANEOUS PROVISIONS.

(a) Rights as a Stockholder. Neither the Participant nor the Participant’s representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Participant or the Participant’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Option Purchase Price pursuant to Sections 4 and 5.

(b) No Retention Rights. Nothing in this Option or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to Terminate his or her Service at any time and for any reason, with or without cause.

(c) Notice. Any notice required by the terms of this Option Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with reputable national overnight courier, with shipping charges prepaid. Notice shall be addressed to the Participant at the address that he or she most recently provided to the Company in accordance with this Subsection (c) and to the Company at its principal executive office.

(d) Entire Agreement. The Notice, this Option Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, as such laws are applied to contracts entered into and performed in such state.

SECTION 13. ACKNOWLEDGEMENTS OF THE PARTICIPANT.

(a) Tax Consequences. The Participant agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Participant’s tax liabilities. The Participant shall not make any claim against the Company or its Board, officers or employees related to tax liabilities arising from this Option or the Participant’s other compensation. In particular, the Participant acknowledges that this Option is exempt from Section 409A of the Code only if the Exercise Price is at least equal to the Fair Market Value per Share on the Date of Grant. Since Shares are not traded on an established securities market, the determination of their Fair Market Value is made by the Board and may be based on an independent valuation firm retained by the Company. The Participant acknowledges that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and the Participant shall not make any claim against the Company or its Board, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

(b) Electronic Delivery of Documents. The Participant agrees that the Company may deliver by email all documents relating to the Plan or this Option (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Participant by email.

SECTION 14. DEFINITIONS.

(a) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(b) “Option Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this Option is being exercised.

(c) “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 7.

(d) “Service” shall mean service as an Employee, Consultant, Director or Non- Employee Director.

(e) “Transferee” shall mean any person to whom the Participant has directly or indirectly transferred any Share acquired under this Option Agreement.

(f) “Transfer Notice” shall mean the notice of a proposed transfer of Shares described in Section 7.

Dated:	November 9, 2023

PromiCell, Inc.

By:	/s/ Miltiadis Sougioultzoglou M.D
Name:	Miltiadis Sougioultzoglou M.D;
Title:	President
Address:	3350 Virginia Street, 2nd Floor, Coconut Grove, FL 33133

Participant:

/s/ John Glasspool
Name: John Glasspool

EXHIBIT A

EXERCISE NOTICE

PROMICELL, INC.

2023 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

3350 Virginia Street, 2nd Floor

Coconut Grove, FL 33133

Purchaser Name:
Grant Date of Stock Option (the “Option”):
Grant Number:
Exercise Date:
Number of Shares Exercised:
Per Share Exercise Price:
Total Exercise Price:
Exercise Price Payment Method:
Tax Withholdings Payment Method:

The information in the table above is incorporated in this Exercise Notice.

1. Exercise of Option. Effective as of the exercise date, I elect to purchase the number of shares exercised (“Exercised Shares”) under the Stock Option Agreement for this Option (the “Agreement”) for the total exercise price. Capitalized terms used but not defined in this Exercise Notice have the meanings given to them in the 2023 Equity Incentive Plan (the “Plan”) and/or the Agreement.

2. Delivery of Payment. With this Exercise Notice, I am delivering the total exercise price and any required tax withholdings to be paid in connection with the purchase of the Exercised Shares. I am paying my total purchase price by the exercise price payment method and the tax withholdings by the tax withholdings payment method.

3. Representations of Purchaser. I acknowledge that:

(a) I have received, read, and understood the Plan and the Agreement and agree to be bound by their terms and conditions.

(b) The exercise will not be completed until this Exercise Notice, total exercise price, and all tax withholdings payments are received by the Company.

(c) I have no rights as a stockholder of the Company (including the right to vote and receive dividends and distributions) on the Exercised Shares until the Exercised Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.

(d) No adjustment will be made for a dividend or other right for which the record date is before the date of issuance, except for adjustments under Section 11 of the Plan.

(e) There may be adverse tax consequences to exercising this Option, and I am not relying on the Company for tax advice and have had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to exercising.

(f) The modification and choice of law provisions of the Agreement also govern this Exercise Notice.

4. Entire Agreement; Choice of Law; Choice of Forum. The Plan and the Agreement are incorporated by reference. This Exercise Notice, the Plan, and the Agreement are the entire agreement of the parties with respect to this Options and this exercise and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to their subject matter. The Plan, the Agreement, and this Exercise Notice, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan (including without limitation under this Exercise Notice), the Participant consents to the jurisdiction of the State of Delaware and any such litigation being conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.

Submitted by: PURCHASER

Signature

Address:

EXHIBIT B

EARLY EXERCISE UNVESTED SHARE REPURCHASE AGREEMENT

This EARLY EXERCISE UNVESTED SHARE REPURCHASE AGREEMENT (this “Agreement”) is entered into between PromiCell, Inc., a Delaware corporation (the “Company”) and the undersigned (the “Participant”) in respect of the Option (as defined below). This Agreement is subject to the terms and conditions of the PromiCell, Inc. 2023 Equity Incentive Plan (the “Plan”) and the Notice of Stock Option Grant (the “Notice”) and the Stock Option Agreement evidencing the Option (the “Option Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan and the Option Agreement.

WHEREAS, on October 20, 2023, the Participant was granted an option to purchase shares of the Company’s Common Stock (the “Option”) pursuant to the Notice entered into between the Company and the Participant and the Option Agreement evidencing the Option.

WHEREAS, with the Board’s consent, the Participant is permitted to make an early exercise of the Option as to unvested Shares (the “Unvested Shares”) pursuant to the terms of this Agreement and an Exercise Notice executed contemporaneously herewith. In consideration therefor, this Agreement shall apply to such Unvested Shares.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto agree as follows:

1. Vesting Schedule. The Vesting Schedule set forth in the Notice shall continue to apply to the Unvested Shares to the same extent as applied to the Option.

2. Repurchase Option. Notwithstanding anything to the contrary in the Plan or the Option Agreement, if, the Participant’s Service Terminates for any reason, the Company shall have the right, but not the obligation, to repurchase any or all of the Unvested Shares as of the date of Termination (the “Repurchase Option”). The Company, however, may decline to exercise its Repurchase Option or may exercise its Repurchase Option only with respect to a portion of the Shares acquired under this Option Agreement. The Repurchase Option may be exercised pursuant to Subsection (b) below.

a. Repurchase Price. The repurchase price for each Unvested Share repurchased pursuant to the Repurchase Option (the “Repurchase Price”) shall be equal to the original purchase per Share price paid by the Participant.

b. Exercise of Repurchase Option. If the Company desires to exercise the Repurchase Option, the Company must give written notice to the Participant or his or her transferee of such exercise at any time during the period commencing on the date of Termination and ending on the date which is one hundred and ninety (190) days after the later of (x) the date of Termination and (y) for each Unvested Share acquired upon the exercise of the Option, the date on which such Unvested Share was acquired. The notice shall set forth the date, time and place the repurchase is to be effected as well as the Repurchase Price; provided that such repurchase shall not occur earlier than six (6) months and one (1) days after the later of the Participant’s receipt of the Unvested Shares pursuant to the early exercise of the Option and the termination of the Participant’s Service. Such date shall not be more than thirty (30) days following the date on which the notice is provided to the Participant or his or her transferee. Payment shall be made in cash or cash equivalents and/or by canceling indebtedness to the Company incurred by the Participant in the purchase of the Unvested Shares. The certificate(s) representing the Unvested Shares being repurchased shall be delivered to the Company upon receipt of payment.

c. Termination of Rights as Stockholder. If the Repurchase Option is exercised in accordance with this Section 2 and the Company makes available the consideration for the Unvested Shares being repurchased, then the person from whom the Unvested Shares are repurchased shall no longer have any rights as a holder of the Shares (other than the right to receive payment of such consideration). Such Shares shall be deemed to have been repurchased pursuant to this Section 2, whether or not the certificate(s) for such Shares have been delivered to the Company or the consideration for such Shares has been accepted.

d. Assignment of Repurchase Option. The Board may freely assign the Company’s Repurchase Option, in whole or in part. Any person who accepts an assignment of the Repurchase Option from the Company shall assume all of the Company’s rights and obligations under this Section 2.

e. Release of Vested Shares from Repurchase Option. The Repurchase Option shall lapse as to all Shares that have vested in accordance with the Vesting Schedule set forth in the Notice (the “Vested Shares”).

3. Restrictions on Transfer. Except as provided in this Agreement, the Unvested Shares and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process. Upon vesting, Vested Shares shall be subject to the transfer restrictions set forth in Sections 7, 8, 9 and 10 of the Option Agreement, as applicable.

4. Escrow of Unvested Shares.

a. To insure the availability for delivery of the Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option, the Participant hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon exercise of the Option, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Unvested Shares. The Unvested Shares and stock assignment shall be held by the Secretary of the Company in escrow, until the Company exercises its Repurchase Option, until such Unvested Shares are vested, or until such time as the terms of this Agreement are no longer in effect. Upon vesting of the Unvested Shares, the escrow agent shall promptly deliver to the Participant the certificate or certificates representing such Shares in the escrow agent’s possession belonging to the Participant, and the escrow agent shall be discharged of all further obligations hereunder; provided, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to the Option Agreement or this Agreement.

b. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

c. The transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws.

d. If the Repurchase Option expires unexercised or a portion of the Shares is otherwise released from the Repurchase Option, the Company, or its designee, shall upon written request and reasonable confirmation, cause a new certificate to be issued for the released Shares and shall deliver the certificate to the Participant.

5. Adjustment of Shares. In the event of any transaction described in Section 20.a of the Plan, the terms of the Unvested Shares (including, without limitation, the number and kind of Shares and the Repurchase Price) shall be adjusted as set forth in Section 20.a of the Plan. In the event that the Company is a party to a merger or consolidation, the Unvested Shares shall be subject to the agreement of merger or consolidation, as provided in Section 20.b of the Plan.

6. Legends. In addition to any other legends prescribed by agreement or applicable securities laws, the share certificate(s) evidencing the Unvested Shares, if any, issued hereunder shall be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN EARLY EXERCISE UNVESTED SHARE REPURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

7. Tax Consequences. The Participant hereby acknowledges that the Participant has had the opportunity to review with the Participant’s own tax advisors the federal, state, local and/or foreign tax consequences of the transactions contemplated by this Agreement. The Participant further acknowledges that the Participant is relying solely on such advisors and not on any statements of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s personal tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant further understands that it may be beneficial in certain circumstances to elect to be taxed as of the date of exercise of the Option, rather than when the Unvested Shares vest, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of exercise of the Option. THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE ANY ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF. The Participant acknowledges that nothing in this Agreement constitutes tax advice.

8. Miscellaneous Provisions.

a. No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to Terminate his or her Service at any time and for any reason, with or without cause.

b. Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with reputable national overnight courier, with shipping charges prepaid. Notice shall be addressed to the Participant at the address that he or she most recently provided to the Company in accordance with this Subsection (b) and to the Company at its principal executive office.

c. Entire Agreement. This Agreement, together with the Notice, Option Agreement and the Plan, constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

d. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, as such laws are applied to contracts entered into and performed in such state.

9. Acknowledgements of the Participant.

a. Tax Consequences. The Participant agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Participant’s tax liabilities. The Participant shall not make any claim against the Company or its Board, officers or employees related to tax liabilities arising from the Unvested Shares or the Participant’s other compensation. Since Shares are not traded on an established securities market, the determination of their Fair Market Value is made by the Board and may be based on an independent valuation firm retained by the Company. The Participant acknowledges that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and the Participant shall not make any claim against the Company or its Board, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

b. Electronic Delivery of Documents. The Participant agrees that the Company may deliver by email all documents relating to the Plan or the Unvested Shares (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Participant by email.